Exhibit 10.1
STOCK PURCHASE AGREEMENT
     THIS STOCK PURCHASE AGREEMENT (this “Agreement”), dated March ___, 2008, is made by and between EZPAWN Florida, Inc., a Delaware corporation (the “Buyer”) and Value Financial Services, Inc., a Florida corporation, (the “Company”).
R E C I T A L S:
     WHEREAS, the Buyer desires to purchase shares of common stock of the Company upon the terms and conditions hereinafter set forth; and
     WHEREAS, the Company desires to sell the Buyer shares of its common stock upon the terms and conditions hereinafter set forth.
     NOW, THEREFORE, in consideration of the mutual promises herein made, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Buyer and the Company agree as follows:
     1. Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below and any derivatives of the terms shall have correlative meanings:
     “Credit Facility” shall mean the $37 million financing arrangement between the Company and Fifth Third Bank, dated June 15, 2007.
     “Contracts” shall mean, collectively, all oral and written contracts, agreements, instruments, documents, leases, indentures, insurance policies, undertakings or other obligations.
     “Disclosure Schedule” shall mean the disclosure schedule attached hereto and incorporated herein, delivered by the Company to the Buyer as soon as practicable after the execution of this Agreement.
     “Due Diligence Investigation” shall mean Buyer’s investigation and review of the Company’s assets, Contracts, projects, Disclosure Schedules, Financial Statements, Licenses, other books and records of account, interviews with officers, management, and customers, and such other information as may be exchanged by the parties for purposes of effectuating this Agreement.
     “Financial Statements” shall mean, collectively, the audited financial statements (including balance sheets and statement of earnings, stockholders’ equity and cash flow) of the Company for each of its fiscal years ending December 31, 2004, through and including December 31, 2006, and the unaudited financial statements (including balance sheets and statement of earnings, stockholders’ equity and cash flow) of the Company for it fiscal year ending December 31, 2007.
     “Governmental Authority” shall mean the government of the United States or any foreign jurisdiction, any state, county, municipality or other governmental or quasi governmental unit, or any agency, board, bureau, instrumentality, department or commission (including any court or other tribunal) of any of the foregoing and any body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority of any nature whatsoever.
     “Hart-Scott-Rodino Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
     “Knowledge” shall mean that an individual:
          (1) is actually aware of such fact or other matter, or

          (2) a prudent individual in the position of the Company could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonable investigation concerning the existence of such fact or other matter.
     A Person other than an individual will be deemed to have “Knowledge” of a particular fact or matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or matter.
     “Laws” shall mean, collectively, all federal, state, local, municipal, foreign or international constitutions, laws, statutes, ordinances, rules, regulations, codes, or principles of common law.
     “Leases” shall mean, collectively, leases, contracts, agreements and other documents providing the Company with a right to use specified real and/or personal property.
     “Licenses” shall mean, collectively, governmental, regulatory, administrative and non governmental licenses, permits, approvals, certifications, accreditations, notices and other authorizations.
     “Material Adverse Change” or “Material Adverse Effect” shall mean any materially adverse change in or effect on the financial condition, business, operations, assets, properties or results of operations of the Company; provided, however, that none of the following shall be deemed to have caused, constitute, or be taken into account in determining whether there has been a Material Adverse Change or Material Adverse Effect: (1) any change or effect arising from or relating to: (a) financial, banking or securities markets (including any disruption thereof and any decline in the price of any security or any market index); (b) changes in United States generally accepted accounting principles; (c) changes in the Company’s general industry or the economy of the U.S. as a whole; and (d) adverse changes or effects arising from the announcement or consummation of the transactions contemplated hereby; (2) any change or effect in the Ordinary Course; and (3) any change or effect that is cured before the earlier of (a) the Closing Date and/or (b) the date on which this Agreement is terminated pursuant to Section 9.
     “Orders” shall mean all decisions, injunctions, writs, guidelines, orders, arbitrations, awards, judgments, subpoenas, verdicts or decrees entered, issued, made or rendered by any Governmental Authority.
     “Ordinary Course” shall mean the ordinary course of the Company’s business, consistent with the past practices of the Company.
     “Person” shall mean any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Authority.
     2. Sale and Purchase of Common Stock; Hart-Scott-Rodino.
          2.1 Sale and Purchase. Upon the terms and subject to the conditions of this Agreement, at Closing, the Company shall sell, transfer, convey and deliver to the Buyer, and the Buyer shall acquire, purchase and accept from the Company, up to 6,646,359 shares of common stock, par value $0.01 per share, of the Company (the “Shares”) including all shares of common stock issuable on the conversion of other classes and series of Capital Stock to Common Stock and exercise of any convertible securities, and representing up to one hundred percent (100%) of the Company’s voting securities.
          2.2 Hart-Scott-Rodino. The Buyer and the Company will file any Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, will use its commercially reasonable efforts to obtain an early termination of the applicable waiting period, and will make any further filings pursuant thereto that may be necessary, proper, or advisable in connection therewith. The fees and expenses of any such filing shall be borne 50% by the Buyer and 50% by the Company.

     3. Purchase Price; Payment; Closing.
          3.1 Purchase Price; Payment. The purchase price to be paid by the Buyer to the Company for the Shares shall be $11.00 per share (the “Purchase Price”). The Buyer shall cause the Purchase Price to be paid on the Closing Date by certified check or wire transfer of immediately available funds to an account which shall have been designated by the Company at least three business days prior to Closing.
          3.2 Closing. The closing of the transactions contemplated by this Agreement (“Closing”) shall be held at the principal office of Greenberg Traurig, P.A. in Orlando, Florida, commencing at 10:00 A.M., local time, on April 30, 2008, or at such other time and place as the Company and the Buyer mutually agree (the “Closing Date”). The Closing shall be effective as of 12:01 a.m. on the Closing Date. At Closing, delivery of the Shares, endorsed in blank for transfer, shall be made to the Buyer against payment therefore, by check or by wire transfer of immediately available funds. The Company shall promptly record the transfer of the Shares on the share records of the Company and deliver new share certificates for the Shares to the Buyer.
          3.3 Conduct Pending Closing. From the date that the Buyer delivers written notice to the Company that it has completed its due diligence investigation of the Company and desires to proceed with the transactions contemplated by this Agreement pursuant to Section 8.7 below until Closing, the Company will conduct its business only in the Ordinary Course unless otherwise expressly agreed by the Buyer in writing; provided, that from the date of execution of this Agreement, the Company shall promptly inform the Buyer of business operations outside the Ordinary Course.
     4. Representations and Warranties by the Company. The Company represents and warrants that, except as set forth in the Disclosure Schedule, which Disclosure Schedule shall be deemed to be representations and warranties as if made hereunder (which Disclosure Schedule shall be delivered to the Buyer within ten (10) days after execution of this Agreement and which shall make explicit reference to the particular representation or warranty as to which exception is taken, which in each case shall constitute the sole representation and warranty as to which such exception shall apply):
          4.1 Enforceability. The Company has all necessary power and authority to enter into and consummate the transactions contemplated by this Agreement in accordance with its terms. This Agreement is a valid and binding obligation of the Company, enforceable against it in accordance with its terms.
          4.2 Organization and Qualification. The Company is a corporation duly organized and validly existing under the Laws of the State of Florida. The Company is qualified to transact business as a domestic or foreign corporation or organization in every jurisdiction where the failure to so qualify would have a Material Adverse Effect.
          4.3 Conflicting Obligations on Execution. The execution and delivery of this Agreement do not: (a) conflict with or violate any provisions of, or result in the maturation or acceleration of, any obligations under any Contract, Order, License, Law or restriction to which the Company is subject or a party to the extent such conflict or violation has a Material Adverse Effect; or (b) violate any restriction or limitation, or result in the termination, or loss of any right (or give any third party the right to cause such termination or loss), of any kind to which they are bound or have to the extent such violation, termination or loss has a Material Adverse Effect, other than the Credit Facility and certain Leases.
          4.4 Capitalization. The capitalization of the Company as set forth in the Investor Listing dated December 31, 2007 (“Cap Table”) and delivered to the Buyer is complete and accurate as of the execution of this Agreement. There are no outstanding options, warrants, convertible securities or other rights to subscribe for or acquire any capital stock or securities convertible into capital stock of the Company, other than as set forth in the Cap Table. All capital stock has been issued in compliance with applicable federal and state securities Laws.
          4.5 Organizational Documents. True, correct and complete copies of the articles of incorporation, by-laws and other organizational documents, as amended, of the Company have been delivered to the Buyer. Except as provided in this Agreement, there has been no change in the rights, preferences or other terms of the Company’s capital stock since the filing of the Company’s Amended and Restated Articles of Incorporation with the Secretary of State of Florida on September 10, 2001.

          4.6 Financial Statements. The Company has provided to the Buyer true and complete copies of the Company’s audited Financial Statements for the previous three fiscal years, together with unaudited financial statements for the fiscal year ending December 31, 2007, and internally prepared supplemental notes concerning the status of the Company’s assets and liabilities. The Company’s Financial Statements and other books and records of account accurately reflect all of the assets, liabilities, transactions and results of operations of the Company, and the Financial Statements have been prepared based upon and in conformity therewith. The Financial Statements have been prepared in accordance with generally accepted accounting principles maintained and applied on a consistent basis throughout the indicated periods, and fairly present the financial condition and results of operation of the Company at the dates and for the relevant periods indicated, except that interim unaudited Financial Statements do not include footnotes and certain financial presentations normally required under generally accepted accounting principles. At least 15 days prior to Closing, the Company shall provide to the Buyer audited financial statements for the fiscal year ended December 31, 2007, which financial statements shall have been prepared in accordance with the provisions of the immediately preceding sentence of this Section.
          4.7 Licenses. The Company possesses all Licenses as are necessary for the consummation of the transactions contemplated hereby or the conduct of its business or operations where the failure to have such License would have a Material Adverse Effect. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will result in the revocation, or an adverse change in the terms or conditions, of any of the Licenses, to the extent such revocation or adverse change has a Material Adverse Effect, and all Licenses shall continue in full force and effect in accordance with their present terms unaffected by the consummation of the transactions contemplated hereby.
          4.8 Litigation. There are no claims, lawsuits, actions, arbitrations or other proceedings or governmental investigations (collectively, “Claims”) pending with respect to this Agreement and the transactions contemplated hereby. The Company has not received written notice of any Claims, which would have a Material Adverse Effect, pending or against the Company or any of its officers, directors, employees or affiliates involving, affecting or relating to the Company or the transactions contemplated by this Agreement, nor have any such matters been threatened against the Company. There are no outstanding judgments, orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency, or by arbitration) regarding the Company.
          4.9 Compliance With Law. To the Knowledge of the Company, the conduct of the Company’s business does not violate, and the Company is not in default under, any Law or Order.
          4.10 Brokerage. The Company has not incurred, nor made commitment for, any brokerage, finder’s or similar fee in connection with the transaction contemplated by this Agreement, other than to Stephens Inc.
          4.11 No Material Adverse Change. Since December 31, 2007, there has not been any Material Adverse Effect, and no event has occurred or circumstance exists that may result in a Material Adverse Effect.
          4.12 Representations and Warranties True and Correct. The representations and warranties contained herein, and all other documents, certifications, materials and written statements or information given to the Buyer by or on behalf of the Company or disclosed on the Disclosure Schedule, do not include any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein in order to make the statements herein or therein, in light of the circumstances under which they are made, not misleading.
     5. Buyer’s Representations and Warranties. The Buyer represents and warrants that:
          5.1 Organization. The Buyer is a corporation duly organized and validly existing under the laws of the State of Delaware.
          5.2 Enforceability; Conflicting Obligations. This Agreement and all other agreements of the Buyer contemplated hereby are or, upon the execution thereof, will be the valid and binding obligations of the Buyer enforceable against it in accordance with their terms. The execution and delivery of this Agreement do not, and the consummation of the purchase of the Shares will not, conflict with or violate any provision of the articles of organization of the Buyer, nor any provisions of, or result in the acceleration of, any obligation of the Buyer.

          5.3 Authorization. The Buyer has all necessary corporate power and authority to enter into and perform the transactions contemplated herein in accordance with the terms and conditions hereof. The execution and delivery of this Agreement, and the performance by the Buyer of its obligations contained herein, have been duly approved by the Buyer.
          5.4 Brokerage. The Buyer has not incurred, nor made commitment for, any brokerage, finder’s or similar fee in connection with the transactions contemplated by this Agreement.
          5.5 Litigation. There is no litigation, proceeding or governmental investigation pending, or to the Buyer’s knowledge, threatened against or relating to the transactions contemplated herein.
          5.6 Representations and Warranties True and Correct. The representations and warranties contained herein, and all other documents, certifications, materials and written statements or information given to the Company by or on behalf of the Buyer or disclosed on the Disclosure Schedule, do not include any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein in order to make the statements herein or therein, in light of the circumstances under which they are made, not misleading.
     6. Tender Offer.
          6.1 The Company covenants that within 60 days after the date of this Agreement, the Company will make a cash tender offer to its shareholders to purchase up to 6,646,369 shares of its issued and outstanding capital stock (“Capital Stock”), which number of shares includes all shares of common stock issuable upon conversion of all other classes of Capital Stock to common stock (“Tender Offer”). The Tender Offer shall be for a purchase price of $11.00 per share.
          6.2 The Tender Offer will be conducted in compliance with federal and state laws, including the provisions of Regulation 14E promulgated by the Securities and Exchange Commission.
     7. Conditions Precedent to Buyer’s Obligation to Close. The obligation of the Buyer to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction and fulfillment of each of the following express conditions precedent prior to and on the Closing Date (any of which may be waived by Buyer, in whole or in part):
          7.1 Tendered Shares. The shareholders of the Company shall have tendered to the Company for purchase at least seventy percent (70%) of the outstanding shares of Capital Stock, (“Tendered Shares”), including all shares of common stock issuable upon conversion of all other classes of Capital Stock to common stock.
          7.2 Conversion of Capital Stock. Any shares of Capital Stock or convertible securities not tendered to the Company for purchase shall have been converted into shares of common stock of the Company.
          7.3 Hart-Scott-Rodino. All applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated and the Company and the Buyer shall have received all authorizations, consents, and approvals of governments and governmental agencies.
          7.4 Representation and Warranties. All the representations and warranties in this Agreement made by the Company (except those contained in Section 4.3) must be accurate in all material respects as of the Closing Date as if made on the Closing Date.
          7.5 Performance of Covenants and Obligations. The Company shall have performed and complied with all of its covenants and obligations under this Agreement which are to be performed or complied with by it prior to or on the Closing Date.
          7.6 Material Adverse Change. From and after the date of this Agreement and until the Closing Date, the Buyer shall have reasonably determined that there has been no Material Adverse Change.

          7.7 Due Diligence Investigation. Buyer shall have completed to its satisfaction its due diligence investigation of the Company.
          7.8 Consent. The Company shall have obtained every consent, approval, ratification, waiver or other authorization (“Consent”) necessary under any Contract, Order, License, Law or restriction to which the Company is subject or a party to the extent failure to obtain any such Consent would have a Material Adverse Effect as a result of the Closing and consummation of this Agreement.
     8. Conditions to the Company’s Obligation to Close. The obligation of the Company to consummate the transactions contemplated by this Agreement, including the Tender Offer, shall be subject to the satisfaction and fulfillment, prior to and on the Closing Date, except for the express condition precedent in Section 8.7 which must be satisfied and fulfilled in the time frame specified therein, of the following express conditions precedent (any of which may be waived by the Company, in whole or in part):
          8.1 Representations and Warranties. All the representations and warranties in this Agreement made by the Buyer must be accurate in all material respects as of the Closing Date as if made on the Closing Date.
          8.2 Performance of Covenants and Obligations. The Buyer shall have performed and complied with all of its material covenants and obligations under this Agreement which are to be performed or complied with by it prior to or on the Closing Date.
          8.3 Payment of Purchase Price. The Buyer shall have caused the payments to be made as described in Section 2 hereof.
          8.4 Fairness Opinion. The Company shall have received a fairness opinion from a third party as to this Agreement and the terms hereof, including the proposed tender offer by the company to its shareholders.
          8.5 Board Approval. The Company’s Board of Directors shall have approved the execution and delivery of this Agreement and recommended to the Company’s shareholders that the transactions contemplated herein be approved.
          8.6 Shareholder Approval. A majority of each series of capital stock of the Company shall have approved the conversion of such shares into common stock of the Company prior to the commencement of the cash tender offer to its shareholders.
          8.7 Due Diligence. Buyer shall have provided written notice to the Company within 45 days after execution of this Agreement that it has completed the due Diligence Investigation and desires to proceed with the transactions contemplated by this Agreement.
          8.8 Tendered Shares. The shareholders of the Company shall have tendered to the Company for purchase the Tendered Shares.
          8.9 Hart-Scott-Rodino. All applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated and the Company and the Buyer shall have received all authorizations, consents, and approvals of governments and governmental agencies.
     9. Termination.
          9.1 Termination Events. This Agreement may, by written notice given prior to or at Closing, be terminated:
     (a) By either the Buyer or the Company if a material breach of any provision of this Agreement has been committed by the other party and such breach has not been waived;
     (b) (1) by the Buyer if any of the conditions in Section 7 have not been satisfied as of the Closing Date, or if, prior to that time, satisfaction of a condition is or becomes impossible (unless the failure to satisfy the condition results primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement) and Buyer has not waived such condition on or before the Closing Date; or (2) by the Company if any of the conditions in Section 8 have not been satisfied as of the Closing Date, or if, prior to that time, satisfaction of a condition is or becomes impossible (unless the failure to satisfy the condition results primarily from the Company breaching any representation, warranty, or covenant contained in this Agreement) and the Company has not waived such condition on or before the Closing Date;
     (c) by the Buyer for any reason within 45 days after execution of this Agreement;
     (d) by the Company if the Buyer hasn’t provided written notice to the Company within 45 days after execution of this Agreement that it desires to proceed with the transactions contemplated by this Agreement;
     (e) by mutual consent of the Buyer and the Company; and
     (f) by either the Buyer or the Company if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before May 31, 2008, or such later date as the parties may agree upon.
10. Indemnification.
     10.1 Survival of Representations. All covenants and obligations in this Agreement and the Disclosure Schedule shall survive the Closing for a period of one year. The right to indemnification, payment of damages or any other remedy based on such representations, warranties, covenants and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants, and obligations.
     10.2 Indemnification.
     (a) The Company will indemnify and hold harmless the Buyer for, and will pay to the Buyer the amount of, any loss liability, claim, damage, expense or deficiency including, but not limited to, reasonable attorneys’ fees and other costs and expenses from or in connection with:
     (1) Any material breach of any representation or warranty made by the Company in this Agreement, the Disclosure Schedule and any other certificate or document delivered by the Company pursuant to this Agreement; or
     (2) Any material breach by the Company of any covenant or obligation of the Company in this Agreement.
     (b) The Buyer will indemnify and hold harmless the Company for, and will pay to the Company the amount of, any loss, liability, claim, damage, expense or deficiency including, but not limited to, reasonable attorneys’ fees and other costs and expenses from or in connection with:
     (1) Any material breach of any representation or warranty made by the Buyer in this Agreement and any other certificate or document delivered by Buyer pursuant to the Agreement; or
     (2) Any material breach by the Buyer of any covenant or obligation of the Buyer in this Agreement.

     11. Miscellaneous.
          11.1 Further Assurances. Each party hereto from time to time hereafter, and upon request, shall execute, acknowledge and deliver such other instruments as reasonably may be required to more effectively carry out the terms and conditions of this Agreement.
          11.2 Cooperation in Due Diligence Investigation; Obtaining Consents. The Company covenants that it will cooperate in the Due Diligence Investigation by making available to the Buyer, during normal business hours and at the Company’s business locations or such other location as is mutually agreed between the parties, all information reasonably requested by the Buyer relating to the Company, its assets, liabilities and operations. The Company covenants that it will use its best commercial efforts to obtain any Consent which is a condition of Closing under Section 7.8.
          11.3 Benefit and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, successors, assignees, and beneficiaries in interest. The Buyer may assign this Agreement only to affiliates that are 100% owned by EZCORP, Inc., EZPAWN Florida, Inc., or another 100% owned subsidiary of EZCORP, Inc.
          11.4 Governing Law. This Agreement shall be governed by and construed in accordance with the internal Laws of the State of Delaware (regardless of its conflict of laws principles), and without reference to any rules of construction regarding the party responsible for the drafting hereof.
          11.5 Expenses. Except as otherwise herein provided, all expenses and costs incurred in connection with this Agreement or the transactions herein provided for shall be paid by the party incurring such expenses and costs.
          11.6 Notices. All notices, demands, and communications provided for herein or made hereunder shall be given in writing and shall be deemed given to a party at the earlier of (a) when actually delivered to such party; (b) when facsimile transmitted to such party to the facsimile number indicated for such party below (or to such other facsimile number for a party as such party may have substituted by notice pursuant to this Section); or (c) when mailed to such party by registered or certified U.S. Mail (return receipt requested) or sent by overnight courier, confirmed by receipt, and addressed to such party at the address designated below for such party (or to such other address for such party as such party may have substituted by notice pursuant to this Section):

If to the Buyer:	EZPAWN Florida, Inc.
Attention: Connie Kondik, General Counsel
1901 Capital Parkway
Austin, Texas 78746
Fax: (512) 314-3463

With a copy to:	Lee Polson, Esq.
Strasburger & Price, LLP
600 Congress Avenue, Suite 1600
Austin, Texas 78701
Fax: (512) 536-5719

If to the Company:	Value Financial Services, Inc.
1063 Maitland Center Commons Blvd.
Suite 200
Orlando, Florida 32751
Fax: (407) 339-6608

With a copy to:	Jeffery Bahnsen, Esq.
Greenberg Traurig, P.A.
5100 Town Center Circle, Suite 400
Boca Raton, FL 33486
Fax: (561) 367-6250

          11.7 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, provided that all such counterparts, in the aggregate, shall contain the signatures of all parties hereto.
          11.8 Headings. All Section headings herein are inserted for convenience only and shall not modify or affect the construction or interpretation of any provision of this Agreement.
          11.9 Amendment, Modification and Waiver. This Agreement may not be modified, amended or supplemented except by mutual written agreement of the Buyer and the Company. Both the Buyer and the Company may waive in writing any term or condition contained in this Agreement and intended to be for its benefit; provided, however, that no waiver by either party, whether by conduct or otherwise, in any one or more instances, shall be deemed or construed as a further or continuing waiver of any such term or condition.
          11.10 Entire Agreement. This Agreement, any Exhibit attached hereto, and the Disclosure Schedule represent the entire agreement of the parties with respect to the subject matter hereof and supersede and replace any prior understandings and agreements with respect to the subject matter hereof and no provision or document of any kind shall be included in or form a part of such agreement unless signed and delivered to the other party by the party to be charged.
          11.11 Third Party Beneficiaries. No third parties are intended to benefit from this Agreement, and no third party beneficiary rights shall be implied from anything contained in this Agreement.
          11.12 Exclusive Dealing. During the period from the date of this Agreement through 45 days after execution of this Agreement (or such earlier termination of this Agreement pursuant to Section 9 above), no director or officer of the Company, or any representative of such Person shall: (a) conduct or cause to be conducted negotiations with third parties regarding the sale or potential sale of the assets or capital stock of the Company; or (b) solicit the submission of proposals or offers from any Person, or otherwise cooperate in any way to facilitate or encourage such proposal by any Person or entity other than Buyer, relating to the sale or potential sale of the assets or capital stock of the Company.
[signatures on following page]

     IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be executed as of the date and year first above written.

EZPAWN Florida, Inc.

By:
Name:

Title:

Value Financial Services, Inc.

By:

John Thedford, President and
Chief Executive Officer